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                                                                    Exhibit 10.9
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LOAN AGREEMENT                                                  BANKBOSTON, N.A.
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                                             Date: August 8, 1997
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         THIS AGREEMENT is made between BankBoston, N.A. (hereinafter, the
"Lender"), with offices at 100 Federal Street, Boston, Massachusetts, and
Cascade Systems Incorporated (hereinafter, the "Borrower"), a Delaware corporation with its principal executive offices at 300 Brickstone Square, Andover, Massachusetts 01810, in consideration of the mutual covenants contained herein and benefits to be derived herefrom. All capitalized terms shall have the meaning ascribed to them in EXHIBIT 6-12 hereto.

                              W I T N E S S E T H:
                              - - - - - - - - - -

ARTICLE I - THE REVOLVING CREDIT.

         1-1.     ESTABLISHMENT OF REVOLVING CREDIT. (a) The Lender hereby
         establishes a working capital line of credit (hereinafter, the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower (the "Loan" or "Loans"). The amount of the Revolving Credit shall be determined by the Lender by reference to Availability (as defined below). All Loans made by the Lender under the Revolving Credit are payable as provided herein.

                  (b) As used herein, the term "Availability" refers at any time to the lesser of (i) or (ii), below, where:

                  (i)      Is up to the result of the following:

                           (A)      Two Million Dollars and No Cents
                                    ($2,000,000.00).

                                    MINUS

                           (B) The then unpaid principal balance of the Loan Account.

                                    MINUS

                           (C) The aggregate amounts then undrawn on all outstanding Letters of Credit issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.



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                  (ii)     Is up to the result of the following:

                           (A) 80% of the face amount (determined by the Lender in the Lender's reasonable discretion) of each of the Borrower's Acceptable Accounts (as defined below), all as determined by the Lender in its reasonable discretion

                                    MINUS

                           (B) The then unpaid principal balance of the Loan Account.

                                    MINUS

                           (c) The aggregate amounts then undrawn on all outstanding Letters of Credit issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.

                                    MINUS

                           (D) Any other Liability of the Borrower to the Lender.

                           Availability shall be based upon Borrowing Base
Certificates furnished as provided in Section 3-4, below.

                           The proceeds of borrowings under the Revolving Credit
shall be used solely for working capital purposes of the Borrower.

         1-2.     MASTER LEASE FINANCE AGREEMENT. (a) The Lender and the
Borrower may, subsequent to the execution of the Agreement, enter into a Master Lease Finance Agreement (the "MLFA"), pursuant to which the Lender shall provide financial accommodations to and for the account of the Borrower, subject to the terms and conditions thereof. If the Lender and the Borrower enter into the MLFA, the MLFA shall be deemed Liabilities, as defined herein, and shall be subject to the provisions of this Agreement. Any and all requirements and/or conditions with respect to the MLFA shall only be effective upon the execution of the MLFA by the Lender and the Borrower.

         1-3.     PROCEDURES UNDER REVOLVING CREDIT. The Borrower may request
Loans under the Revolving Credit from time to time hereunder, in each instance in accordance with such procedures set forth herein and otherwise as may from time to time be reasonably acceptable to the Lender.

         1-4.     THE MASTER NOTE. The obligation to repay Loans under the
Revolving Credit, with interest as provided herein, shall be evidenced by a master note (hereinafter, the "Master Note") in the form executed by the Borrower this date. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

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         1-5.     PAYMENT OF LOAN ACCOUNT. (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the termination of the Revolving Credit (as to which, see Article 5, below).

                  (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed the applicable Availability.

                  (c) The Borrower shall repay the then entire unpaid balance of the Loan Account as provided in Article 5 hereof.

         1-6. INTEREST. The unpaid principal balance of the Revolving Credit shall bear interest, until repaid, at the rate provided in EXHIBIT 1-6 herein. Accrued interest shall be payable (i) monthly in arrears on the first day of each month and (ii) on the Termination Date (defined below).

         1-7.     FACILITY FEE. As compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender shall have earned a Facility Fee (so referred to herein), which fee shall be paid quarterly, on a calendar year basis, in arrears in an amount equal to one quarter of one percent (0.25%) of the average unused portion of the Availability, and the average unused portion of the amounts available under the Master Lease Finance Agreement, as reasonably determined by the Lender, for the subject quarter. The Borrower shall not be entitled to any credit, rebate or repayment of any Facility Fee previously earned by the Lender pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Lender's obligation to make Loans hereunder, or loans or advances under the Master Lease Finance Agreement.

ARTICLE 2 - GENERAL REPRESENTATIONS. WARRANTIES AND COVENANTS

         To induce the Lender to establish the loan arrangements contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit and the MLFA, each of which loans shall be deemed to have been made in reliance thereupon, the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

         2-1.     DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS.
         (a) The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, failure to so qualify would have a material adverse affect.

                  (b) The Borrower has all requisite corporate power and authority to execute and deliver to the Lender all and singular the Loan Documents to



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         which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

                  (c) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         2-2.     MAINTAIN ACCOUNTS. To permit the Lender to monitor the
Borrower's financial performance and condition, the Borrower shall maintain the Borrower's primary depository and operating accounts with the Lender.

         2-3.     INTELLECTUAL PROPERTY. (a) The Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business, unless the failure to so own, possess or have such right to use would not cause a material adverse affect on the Borrower's business.

                  (b) The conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

                  (c) All patents, trademarks, copyrights, and other intellectual property owned or used by the Borrower are listed on
         EXHIBIT 2-3.

         2-4.     INSURANCE POLICIES. (a) EXHIBIT 2-4, annexed hereto, is a
         schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. The Borrower is not in material default or violation of any such policy.

                  (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts; containing such terms, in such form, for such periods, and written by such companies as set forth in Exhibit 2-4. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

                  (c) The Borrower shall advise the Lender of each claim in excess of $250,000.00 in each instance, or individual claims which aggregate to



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         $500,000.00, for any fiscal year, made by the Borrower under any policy of insurance which covers the Assets.

         2-5.     LICENSES. EXHIBIT 2-5, annexed hereto, is a schedule of all material license, distributor, franchise, and similar agreements issued to, or to which the Borrower is a party. Each of such agreements is in full force and effect. To the best of the Borrower's knowledge, no party to any such agreement is in default or violation of any such agreement and the Borrower has not received any notice or threat of cancellation of any such agreement.

         2-6.     LITIGATION. There is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future. The Borrower shall promptly notify the Lender of the commencement of any suit, action, proceeding, or investigation brought against the Borrower.

         2-7.     DIVIDENDS OR INVESTMENTS. The Borrower shall not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld):

                  (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

                  (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock (except for redemptions from former and/or current employees, not to exceed $750,000.00 per fiscal year, provided, however, that such redemption shall not result in an Event of Default.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity in excess of $500,000.00 in each instance, or $1,000,000.00 in the aggregate.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity (except that a Subsidiary may merge with or into the Borrower if the Borrower is the surviving entity).

                  (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

                  (f) Organize or create any Related Entity.

                  (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

         2-8.     LOANS: SECURITY. (a) The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, other than



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         advance payments made to the Borrower's suppliers in the ordinary course or to the Borrower's employees for travel and related expenses.

                  (b) The Borrower shall not become indebted to any Person for borrowed money other than the Lender, except for (i) trade indebtedness incurred in the ordinary course of business, (ii) as specifically provided for herein, and (iii) equipment financing in the ordinary course of business, up to $250,000.00, in the aggregate, each fiscal year.

                  (c) The Borrower shall not grant or suffer any Encumbrance on any assets owned by the Borrower, including, without limitation, any intellectual property owned by the Borrower, whether or not such intellectual property is registered, with the exception of (i) liens granted to the Lender, (ii) liens arising out of taxes which are not yet due, (iii) other liens arising at law for employment taxes, workers' compensation or goods or services rendered to the Borrower, which are not yet due, or (iv) any Encumbrances for up to $100,000.00, each fiscal year, in the aggregate, which Encumbrances arise out of disputed claims with respect to which the Borrower is diligently contesting in good faith, pursuant to appropriate proceedings.

         2-9.     ADDITIONAL ASSURANCES. The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement and to comply with all applicable statutes and laws. The Borrower shall execute all such instruments as may be reasonably required by the Lender with respect to the recordation and/or perfection of the security interests granted to the Lender.

         2-10.    ADEQUACY OF DISCLOSURE. (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.


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ARTICLE 3 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/ FINANCIAL COVENANTS.

         3-1.     MAINTAIN RECORDS. The Borrower shall at all times:

                  (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                  (b) Retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as such issues may be reasonably raised by the Lender.

                  (c) Not change the Borrower's fiscal year.

                  (d) Not change the Borrower's taxpayer identification number.

         3-2.     ACCESS TO RECORDS. The Borrower shall accord the Lender and the Lender's representatives (upon reasonable notice unless there is a continuing Event of Default hereunder) with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender, and the Lender's representatives, (during regular business hours, unless there is a continuing Event of Default hereunder) shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

         3-3.     AUDITS. The Lender, after the occurrence of an Event of
Default, may conduct commercial finance audits of the Borrower's books and records (in each event, at the Borrower's expense).

         3-4.     BORROWING BASE CERTIFICATE: ACCOUNTS RECEIVABLE AGING. At such time or times as the Lender may request, but not less frequently than monthly, within fifteen days of the close of the subject month, at any time any Liabilities under the Revolving Credit, the Borrower shall provide the Lender with a Borrowing Base Certificate (in such form as the Lender may specify from time to time), which Certificate shall include a Schedule of all Receivables Collateral which has come into existence since the date of such Schedule then most recently provided to the Lender, together with an aging of the Borrower's Accounts.

         3-5.     MONTHLY REPORTS. Monthly, for each month of the Borrower's fiscal year (including the last month) in which there are any Liabilities outstanding under the Revolving Credit, for all or any portion of such month, within thirty (30) days of the close of the subject month, a balance sheet, income statement, Borrowing Base Certificate, and Statement of Cash Flow. The Borrower shall also



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provide the Lender, on a quarterly basis, with copies of all quarterly board of director reports delivered to the Board of Directors of the Borrower, during the subject quarter.

         3-6.     QUARTERLY REPORTS. Within thirty (30) days of the close of each fiscal quarter (including the last quarter of the Borrower's fiscal year), the Borrower's financial statement and Compliance Certificate.

         3-7.     ANNUAL REPORTS. (a) Annually, within ninety (90) days
         following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual audited financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement and statement of cash flow. The Borrower shall also provide the Lender with a copy of any "management letter" or other letter or report provided to the Borrower by its certified public accountants.

                  (b) The Borrower shall also provide the Lender, within thirty
         (30) days of the close of the Borrower's fiscal year end, with a management prepared pro forma balance sheet, income statement and cash flow statement, broken down by quarter for the following fiscal year. Such pro forma financial statement shall also be provided to the Lender within ten (10) days of any board of director approved change in the information provided therein.

         3-8.     OFFICERS' CERTIFICATES. The Borrower shall cause the
Borrower's President or Chief Financial Officer to provide a Certificate with those monthly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to usual year end adjustments.

                  (b) Indicate either that (i) no Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                  (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the corresponding date of the subject statement with each of the financial performance covenants included in
         Section 3-10, below.

         3-9.     ADDITIONAL FINANCIAL INFORMATION. In addition to the
foregoing, the Borrower promptly shall provide the Lender with such other and additional



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information concerning the Borrower, the Assets, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time reasonably request from the Borrower.

         3-10. FINANCIAL PERFORMANCE COVENANTS: COMPLIANCE CERTIFICATE. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 3-10 annexed hereto, which shall be tested on a quarterly basis (except as provided otherwise in EXHIBIT 3-10). The Borrower shall provide the Lender with a Compliance Certificate (so referred to herein) indicating the status of the financial performance requirements, within thirty (30) days of the close of each quarter. The Compliance Certificate shall be in form of presentation reasonably acceptable to the Lender. In the event that the Borrower is not in compliance with any one of the financial covenants set forth in
EXHIBIT 3-10 (a "Covenant Violation"), and provided that there is no other continuing Event of Default hereunder, and provided that the Borrower is not Insolvent, the Borrower shall have sixty (60) days from the close of such quarter to cure said Covenant Violation to the satisfaction of the Lender provided, however, that a capital contribution which brings the Borrower into compliance with such financial covenant within said sixty (60) day period shall be deemed to cure said Covenant Violation. The Lender may, at its discretion, deny any requested advances or borrowings hereunder until such Covenant Violations are cured. Notwithstanding the foregoing, the Borrower may only cure two (2) such violations each fiscal year.

ARTICLE 4 - EVENTS OF DEFAULT.

         The occurrence of any event described in this Article 4 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 4-9, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any Event of Default, or the entry of any order for relief with respect to the Borrower under the Bankruptcy Code, any and all Liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         4-1. FAILURE TO PAY REVOLVING CREDIT OR MLFA. The failure by the Borrower to pay any principal and interest when due under the Revolving Credit, end/or the MLFA.

         4-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrower to pay when due any other Liability, after the expiration of applicable grace periods, if any.

         4-3. FAILURE TO PERFORM COVENANT OR LIABILITY. The failure by the Borrower to promptly, punctually, faithfully and timely perform or discharge, or to comply

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with, any covenant (except as otherwise provided in Section 3-10) to or with the
Lender or any Liability.

         4-4.     MISREPRESENTATION. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete when given (or deemed given).

         4-5.     ACCELERATION OF OTHER DEBT. The occurrence of any event such that any Indebtedness in excess of $10,000.00 of the Borrower to any creditor other than the Lender has been accelerated.

         4-6.     DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper), after the expiration of applicable grace periods, if any.

         4-7.     CASUALTY LOSS. NON-ORDINARY COURSE SALES. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Assets, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Assets.

         4-8.     JUDGMENT: RESTRAINT OF BUSINESS. (a) The service of process upon the Lender seeking to attach, by trustee, mesne, or other process, any material portion of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender; however, such default shall be deemed CURED if dismissed within thirty (30) days.

                  (b) The entry of any judgment against the Borrower in excess of $100,000.00 in the aggregate in any fiscal year, which judgment is not satisfied (if a money judgment), satisfactorily bonded, or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course, which action is not dismissed or satisfactorily bonded within thirty (30) days.

         4-9.     BUSINESS FAILURE. Any act by or against the Borrower, or a material portion of its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of the Borrower's property (however, it shall not be an Event of Default hereunder until the expiration of sixty (60) days without dismissal of such action if such action filed against the Borrower was not filed by or at the direction of the Borrower or any Related Entity, and is being diligently contested); the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or



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
involuntary liquidation for the Borrower; or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

         4-10.    BANKRUPTCY. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to The Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against the Borrower, or (y) the expiration of sixty (60) days without dismissal of such complaint, application, or petition if such complaint, application, or petition filed against the Borrower was not filed by or at the direction of the Borrower or any Related Entity, and is being diligently contested).

         4-11.    CHANGE IN CONTROL. A change in the Board of Directors of the
Borrower such that there is a change in forty percent (40.0%) or more of the directors of the Borrower, for each fiscal year.

ARTICLE 5 - TERM OF AGREEMENT.
------------------------------

         5-1.     The term of the Borrower's ability to request new Loans under the Credit shall be terminated upon the sooner of (the "Termination Date"):

                  (a) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code; or

                  (b) at the Lender's option, at the occurrence of an Event of Default; or

                  (c) June 30, 1998.

         5-2.     All amounts borrowed or advanced upon the Revolving Credit shall be repaid as provided in Section 1.5 hereunder.

         5-3.     The within Agreement shall continue in full force and effect applicable to all Liabilities arising out of the Revolving Credit and/or the MLFA until such Liabilities have been paid and/or satisfied in full and the within Agreement is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 6 - GENERAL.
--------------------

         6-1.     SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

         6-2. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         6-3. AMENDMENTS: COURSE OF DEALING. This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

         6-4. LENDER'S COSTS AND EXPENSES. The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, and to add such fees and expenses to the Loan Account if not paid by the Borrower within thirty (30) days of demand.

         6-5. COPIES AND FACSIMILES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         6-6. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         6-7. CONSENT TO JURISDICTION. The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document maybe brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in

Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

         6-8. INDEMNIFICATION. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities under this Agreement, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower under this Agreement or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or with willful misconduct or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

         6-9. AGREEMENT CONTROLLING. The Loan Documents shall be construed and interpreted in a harmonious manner, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

         6-10. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender and any cash, securities, instruments or other property of the undersigned in the possession of the Lender, whether for safekeeping or otherwise (regardless of the reason the Lender or the Participant had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender, and maybe applied or set off against the Liabilities and against the obligations of the undersigned to the Lender including, without limitation, those arising hereunder, at any time after such are then due, whether or not other collateral is then available to the Lender.

         6-11. WAIVERS. (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection
(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether now or in the future, is relying on such waivers.

         (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities.

                  (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR
         CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP ARISING OUT OF THIS AGREEMENT AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

         6-12.    Definitions. All capitalized terms herein shall have the
meaning attributed thereto in EXHIBIT 6-12 herein.


                                                    ("Borrower")

                                    CASCADE SYSTEMS INCORPORATED


                                    By: /s/ Timothy Cunningham
                                        ----------------------------------------

                                    Print Name: Timothy Cunningham
                                                --------------------------------

                                    Title: CFO, Treasurer
                                           -------------------------------------


                                                    ("Lender")

                                    BANKBOSTON, N.A.


                                    By: /s/ Stephen C. Buzzell
                                        ----------------------------------------

                                    Print Name: Stephen C. Buzzell
                                                --------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    EXHIBITS
                                    --------

         The following Exhibits to this Loan Agreement are respectively described in the Section indicated below. Those schedules for which no information has been inserted or provided shall be deemed to read "None."

         Exhibit 1-6            - Interest Rates                    sec.1-6

         Exhibit 2-3            - Trade Names                       sec.2-3

         Exhibit 2-4            - Insurance Policies                sec.2-4

         Exhibit 2-5            - Licenses                          sec.2-5

         Exhibit 3-10           - Financial Covenants              sec.3-10

         Exhibit 6-12           - Definitions                      sec.6-12

                                  EXHIBIT 1-6

                             Libor and Domestic Rate

         This EXHIBIT 1-6 provides for certain of the substantive terms and provisions regarding, among other things, the interest rate, interest repayment, and selection and conversion of optional interest rates for the Revolving Credit established pursuant to the Loan Agreement to which this document is attached as an Exhibit (the "Loan Agreement"). The terms and provisions of this Exhibit 1-6 are specifically incorporated by reference into the Loan Agreement.

1. The following terms as used in this EXHIBIT 1-6 and the Loan Agreement shall have the meanings set forth below:

         BASE RATE. The higher of (a) the annual rate of interest announced from time to time by the Lender at its head office in Boston, Massachusetts as its "base rate" or (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         BUSINESS DAY. Any day on which the Lender is open for the transaction of banking business in Boston, Massachusetts and, in case of Libor Rate Loans, also a day which is a Libor Business Day.

         CONVERSION REQUEST. A notice given by the Borrower to the Lender of (i) its initial selection of an interest rate option for an Advance in accordance with Paragraph 5, herein, or (ii) its election to convert or continue an interest rate option for a Loan in accordance with Paragraph 6, herein.

         CONVERT. CONVERSION AND CONVERTED. The conversion of a Loan from one Type to a Loan of another Type.

         DOMSESTIC RATE. For any Interest Period with respect to each Domestic Rate Loan, interest shall be floating at the per annum rate equal to the Base Rate. The Domestic Rate shall be adjusted automatically on any change in the Base Rate, such that any change in the Domestic Rate resulting therefrom shall become effective as of the opening of business on the day on which such change in the Base Rate became effective.

         DOMESTIC RATE LOAN. All or any portion of any Advance or any Loan which bears interest at the Domestic Rate.

         LIBOR BASE RATE. For any Interest Period with respect to a Libor Rate Loan, the interest rate per annum (rounded upwards to the next highest 1/16 of 1%) determined by the Lender pursuant to the following formula:

         Libor Base Rate =   Libor Bid Rate
                           --------------------------------
                           1.00 - Eurocurrency Reserve Rate

         EUROCURRENCY RESERVE RATE. For any day with respect to a Libor Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         LIBOR BID RATE. For any Interest Period with respect to a Libor Rate Loan, the annual rate of interest determined by the Lender on the second Business Day prior to the first day of such Interest Period to be the rate at which deposits in U.S. dollars are offered to the Lender by prime banks in whatever Libor interbank market maybe selected by the Lender in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal (as nearly as may be) to the principal amount of such Libor Rate Loan.

         LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Libor interbank market as may be selected by the Lender in its sole discretion acting in good faith.

         LIBOR RATE. For any Interest Period with respect to a Libor Loan, an interest rate per annum equal at all times during such Interest Period to the sum of (i) the Libor Base Rate plus (ii) two and one half percent (2.50%).

         LIBOR RATE LOAN. All or any portion of an Advance or the Loan bearing interest calculated by reference to the Libor Rate.

         INTEREST PAYMENT DATE. As to any Loan, the first day of each calendar month commencing with the calendar month following the calendar month which includes the date of the Advance of such Loan.

         INTEREST PERIOD. With respect to each Loan, (a) initially, the period commencing on the date of the Advance of such Loan and ending on the last day of one of the periods set forth below (i) for any Domestic Rate Loan, the last day of the calendar month; and (ii) as selected by the Borrower in a Conversion Request, for any Libor Rate Loan, 30, 60, or 90 days; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a Libor Rate Loan would otherwise end on a day that is not a Libor Business Day, that Interest Period shall be extended to the next succeeding Libor Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Libor Business Day;

                  (B) if any Interest Period with respect to a Domestic Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (C) if the Borrower shall fail to give notice as provided in Paragraph 6, herein, the Borrower shall be deemed to have requested a conversion of the affected Libor Rate Loan to a Domestic Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (D) any Interest Period relating to any Libor Rate Loan that begins on the last Libor Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Libor Business Day of a calendar month; and

                  (E) any Interest Period relating to any Libor Rate Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date.

         TYPE OF LOAN. A Domestic Rate Loan or a Libor Loan, as the case may be.

2. Any and all terms which are defined in the Loan Agreement shall when used herein have the meaning set forth in the Loan Agreement, unless otherwise defined herein.

3.       Each Loan shall bear interest as follows:

         a.       For each Interest Period:

                  i. To the extent that all or any portion of the Loan is a Domestic Rate Loan, such portion shall bear interest during such Interest Period at the floating rate equal to the Domestic Rate.

                  ii. To the extent that all or any portion of the Loan is a Libor Rate Loan, such portion shall bear interest during such Interest Period at the Libor Rate determined for such Interest Period.

4. The Borrower promises to pay interest on the Loan in arrears on each Interest Payment Date applicable to such Interest Period.

5. The Borrower agrees that each request submitted to the Lender requesting an Advance shall be accompanied by a written notice of Borrower (the "Conversion Request") specifying (i) the requested Type of Loan comprising such Advance, (ii) in the case of an Advance comprised of any Libor Rate Loan, the initial Interest Period; (iii) the amount of each Type of Loan; PROVIDED, HOWEVER, that each Libor Rate Loan hereunder shall be at least $1,000,000.00, and in increments of $500,000.00; and (iv) the aggregate Domestic Rate Loans at any time shall be at least $100,000.00. A Conversion Request with respect to a Libor Rate Loan shall be irrevocable and binding on Borrower. If no Conversion Request is given by

Borrower to the Lender with respect to any request for an Advance, the Borrower shall be deemed to have selected a Domestic Rate Loan.

6. Upon notice given by Borrower to the Lender not later than 12:00 noon (Boston time) (1) in the case of Conversions into Domestic Rate Loans, on the date of the proposed Conversion, and (2) in the case of Conversions into Libor Rate Loans on the third Business Day prior to the date of the proposed Conversion, the Borrower may Convert, on any Business Day, Loans of one Type made to the Borrower into Loans of another Type, PROVIDED, HOWEVER, that (a) any Conversion of Libor Rate Loans may be made only on the last day of the respective Interest Period for such Loans, (b) any Loan Converted to a Libor Rate Loan shall be in an amount of $500,000.00 or integral multiple thereof, and
(c) no Advance may be Converted to a Libor Rate Loan when any Default or Event of Default has occurred and is continuing. Each such Conversion Request shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified for notices herein, and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is to a Libor Rate Loan, the duration of the initial Interest Period for such Loans. Each Conversion Request with respect to Libor Rate Loans shall be irrevocable and binding on the Borrower.

7. If after giving a Conversion Request, the Borrower fails to borrow or Convert any Libor Rate Loan, the Borrower shall indemnify the Lender against any loss or reasonable expense incurred by the Lender as a result of such failure including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain an Advance to be made by the Lender and the compensation as provided for in Paragraph 12, herein.

8. Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Paragraph 6, above; PROVIDED that no Libor Rate Loan maybe continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Domestic Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Lender active upon the Borrower's account have actual knowledge.

9. In the event that the Borrower does not notify the Lender of its election under Paragraph 6, herein, in a timely manner with respect to any Loan upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Domestic Rate Loan at the and of the applicable Interest Period.

10. Notwithstanding anything to the contrary contained herein, in no event may the Borrower select more than three (3) Interest Periods to be in effect at any one time for any Libor Loan.

11. Each determination of an interest rate by the Lender pursuant hereto shall be conclusive and binding upon the Borrower in the absence of manifest error.

12. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, reasonable cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any Libor Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its Libor Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request, or (c) the making of any payment of any Libor Rate Loan or the making of any conversion of any such Loan to a Domestic Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, whether due to voluntary prepayment, payment realized from the Assets or any Guarantor after the occurrence of an Event of Default, or otherwise, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount calculated as follows:

         a. First, the Lender shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Lender in its sole discretion in good faith at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "Installment Amount".

         b. Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid or not borrowed.

         c. Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Lender.

13. In the event, prior to the commencement of any Interest Period relating to any Libor Rate Loan, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the Libor Base Rate that would otherwise determine the rate of interest to be applicable to any Libor Rate Loan during any Interest Period, the Lender shall forthwith give notice of such determination

(which shall be conclusive and binding on the Borrower, absent manifest error) to the Borrower. In such event (a) any Conversion Request with respect to Libor Rate Loans shall be automatically withdrawn and shall be deemed a request for Domestic Rate Loans, (b) each Libor Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Domestic Rate Loan, and (c) the obligations of the Lender to make Libor Rate Loans shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Borrower, and the Borrower's ability to request Libor Rate Loans shall be reinstated.

14. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Libor Rate Loans, the Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Lender to make Libor Rate Loans or convert Loans of another type to Libor Rate Loans shall forthwith be suspended and (b) the Libor Rate Loans then outstanding shall be converted automatically to Domestic Rate Loans on the last day of each Interest Period applicable to such Libor Rate Loans or within such earlier period as maybe required by law. The Borrower hereby agrees promptly to pay the Lender, upon demand, any additional amounts reasonably necessary to compensate the Lender for any reasonable costs incurred by the Lender in making any conversion in accordance with this section, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its Libor Rate Loans hereunder and any amount payable as provided in Paragraph 12, herein.

15. The Borrower shall have the right at any time to prepay the Note on or before the Termination Date, as a whole, or in part, subject to the following limitations:

         a. For any Domestic Rate Loan, without premium or penalty, provided that any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment;

         b. For any Libor Rate Loan, upon not less than three (3) Business Days' prior written notice to the Lender, provided that if such prepayment is on any day other than the last day of the Interest Period relating thereto, such amount prepaid shall be accompanied by any additional amounts reasonably necessary to compensate the Lender for any reasonable costs incurred by the Lender in accordance with Paragraph 12, herein, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its Libor Rate Loans hereunder and (3) any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment.

         c. In the event that at the time of any such prepayment Loans are outstanding of more than one Type, the amount prepaid shall be applied first to any Domestic Rate Loan prior to application to any Libor Rate Loans.

         d. Any premium due hereunder upon such prepayment shall be due and payable upon any prepayment whatsoever, whether voluntary or involuntary, to the extent permitted by law, and after acceleration of the unpaid principal balance of the Loan after the occurrence of an Event of Default.

16. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Libor Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

                                                                     EXHIBIT 2-3

                                  TRADE NAMES


MEDIASPHERE            Registered Trademark           Reg. No. 1,992,055
                                                      Reg. Date 08/06/96


CASCADE SYSTEMS        Registered Service Mark        Reg. No. 1,947,353
                                                      Reg. Date 1/9/96


SITEWINDER             Application for Trademark      Appt. No. 75/308120
                                                      Filing Date 06/13/97

                                                                    EXHIBIT 2-4

---------------------------------------------------------------------------------------------------------------------------------
ACORD.                                CERTIFICATE OF LIABILITY INSURANCE                OP-ID-SC                 DATE (MM/DD/YY)
                                                                                        CASCA-2                     07/16/97
                                                             --------------------------------------------------------------------
C J McCarthy Ins Agency, Inc.                                THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
229 Andover Street                                           CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES
Wilmington MA 01887                                          NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES
                                                             BELOW.
                                                             --------------------------------------------------------------------
                                                                              COMPANIES AFFORDING COVERAGE
                                                             --------------------------------------------------------------------
Phone No. 508-657-5100  Fax No. 508-658-9185                 COMPANY A         Chubb Group of  Ins. Co.
---------------------------------------------------------------------------------------------------------------------------------
INSURED                                                      COMPANY B         Hartford Insurance Group
                                                             --------------------------------------------------------------------
        Cascada Systems, Inc.                                COMPANY C
        300 Erickstone Square                                --------------------------------------------------------------------
        Andower MA 01819                                     COMPANY D
---------------------------------------------------------------------------------------------------------------------------------
COVERAGES:
    THIS IS CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
    INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
    CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
    EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. UNITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
---------------------------------------------------------------------------------------------------------------------------------
CO        TYPE OF INSURANCE              POLICY NUMBER    POLICY EFFECTIVE  POLICY EXPIRATION               LIMITS
LTR                                                       DATE (MM/DD/YY)    DATE (MM/DD/YY)
---------------------------------------------------------------------------------------------------------------------------------
    GENERAL LIABILITY                                                                       GENERAL AGGREGATE          $2,000,000
 A  [X] COMMERCIAL GENERAL LIABILITY    3536-13-49 TIG         06/15/97        06/15/98     -------------------------------------
    [ ][ ] CLAIMS MADE   [X] OCCUR                                                          PRODUCTS-COMP/OP AGG       $2,000,000
    [ ] OWNER'S & CONTRACTOR'S PROT                                                         -------------------------------------
    [ ]_____________________________                                                        PERSONAL & AOV INJURY      $1,000,000
    [ ]                                                                                     -------------------------------------
                                                                                            EACH OCCURRENCE            $1,000,000
                                                                                            -------------------------------------
                                                                                            FIRE DAMAGE (Any one fire) $   25,000
                                                                                            -------------------------------------
                                                                                            MED EXP (Any one person)   $   10,000
---------------------------------------------------------------------------------------------------------------------------------
    AUTOMOBILE LIABILITY                                                                    COMBINED SINGLE LIMIT      $1,000,000
    [ ] ANY AUTO                        3536-13-49 TIG         06/05/97        06/05/98     -------------------------------------
    [ ] ALL OWNED AUTOS                                                                     BODILY INJURY              $
    [ ] SCHEDULED AUTOS                                                                     (Per person)
    [X] HIRED AUTOS                                                                         -------------------------------------
    [X] NON-OWNED AUTOS                                                                     BODILY INJURY              $
    [ ]____________________________                                                         (Per accident)
    [ ]                                                                                     -------------------------------------
                                                                                            PROPERTY DAMAGE            $
---------------------------------------------------------------------------------------------------------------------------------
    GARAGE LIABILITY                                                                        AUTO ONLY- EA ACCIDENT     $
    [ ] ANY AUTO                                                                            -------------------------------------
    [ ]____________________________                                                         OTHER THAN AUTO ONLY:
    [ ]                                                                                     -------------------------------------
                                                                                                       EACH ACCIDENT   $
                                                                                            -------------------------------------
                                                                                                           AGGREGATE   $
---------------------------------------------------------------------------------------------------------------------------------
    EXCESS LIABILITY                                                                        EACH OCCURRENCE            $4,000,000
 A  [X] UMBRELLA FORM               79736116                   06/15/97        06/15/98     -------------------------------------
    [ ] OTHER THAN UMBRELLA FORM                                                            AGGREGATE                  $4,000,000
                                                                                            -------------------------------------
                                                                                            Retained                   $   10,000
---------------------------------------------------------------------------------------------------------------------------------
    WORKERS COMPENSATION AND                                                                [ ] WC STATU-   [X] OTHER
    EMPLOYERS' LIABILITY                                                                        TORY LIMITS
                                                                                            -------------------------------------
B   THE PROPRIETORY    [X] INCL     08 WE BY5411               11/17/97        11/17/98     EL EACH ACCIDENT           $  500,000
    PARTNERS/EXECUTIVE                                                                      -------------------------------------
    OFFICERS ARE:      [ ] EXCL                                                             EL DISEASE-POLICY LIMIT    $  500,000
                                                                                            -------------------------------------
                                                                                            EL DISEASE- EA EMPLOYEE    $  500,000
---------------------------------------------------------------------------------------------------------------------------------
    OTHER

 A  Property                        3536-13-49TIG              06/15/97        06/15/98     Blkt Prop                  $1,100,000
    Special Form                                                                            Blk EDP                       250,000
---------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS



---------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                        CANCELLATION
                                                Bank-04     SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
                                                            EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
                                                            30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT
      Bank Boston                                           BUT FAILURE TO MAIL SUCH NOTICE WILL [?] NO OBLIGATION OR LIABILITY
      100 Federal Street                                    OF ANY KIND UPON THE [?] REPRESENTATIVES.
      Boston MA 02110                                       --------------------------------------------------------------------
                                                            AUTHORIZED REPRESENTATIVE    /s/  [illegible]



                                                                    EXHIBIT 2-5

LIST OF MATERIAL CONTRACTS

Cascade Systems Incorporated    "CSI"
Cascade Systems Limited         "CSL"
-------------------------------------------------------------------------------------------------------------------------------
              PARTIES                                    TYPE OF AGREEMENT                                       AGREEMENT DATE
-------------------------------------------------------------------------------------------------------------------------------
  1.   CSL and Sybase Limited              VAR Remarketer Agreement - Term of 3 year and 9 months.              January 9, 1996
-------------------------------------------------------------------------------------------------------------------------------
  2.   CSL and K-Par Systems Ltd.          OEM Agreement - Three year term                                         May 26, 1995
-------------------------------------------------------------------------------------------------------------------------------
  3.   CSL and Mantix Systems Limited      License to use "Cascade" name and logo within UK --                   April 14, 1994
                                           21 Year term
-------------------------------------------------------------------------------------------------------------------------------
  4.   CSL and Footprints International    License and Distribution Agreement -- 5 Year term                     March 18, 1994
          Limited (Cambridge CD
          Publishing)
-------------------------------------------------------------------------------------------------------------------------------
  5.   CSL, CSI and and Footprints         Deed of Assignment                                                    April 28, 1994
         International Limited
         (Cambridge CD Publishing)
-------------------------------------------------------------------------------------------------------------------------------
  6.   CSL, CSI and Cambridge CD           License and Distribution Agreement listed as items 9                February 2, 1996
         Publishing (Muscat)               and 10 have been ammended and redrafted.
-------------------------------------------------------------------------------------------------------------------------------
  7.   CSI and Helios Software GmbH        OEM License - Three year initial period with 1 years notice          October 1, 1993
                                           or automatic renewal for 3 additional years. This license was originally with CSL and transferred to CSI March 11, 1996.
-------------------------------------------------------------------------------------------------------------------------------
  8.   CSL, CSI and Midsystem              Distributor Agreement -- Production Tracking and Management.         August 13, 1993
         Technology Limited                Two year initial period with automatic renewal. Ninety days written notice. Addendum dated October 4, 1993
-------------------------------------------------------------------------------------------------------------------------------
  9.   CSL, CSI and Midsystem              First Addendum to source code license concerning escrow and         January 17, 1995
         Technology Limited                Linotype Hell royalties.
-------------------------------------------------------------------------------------------------------------------------------
 10.   CSL, CSI and Midsystem              Second Addendum to source code license.                             February 1, 1996
         Technology Limited
-------------------------------------------------------------------------------------------------------------------------------
 11.   CSI and Sun Microsystems            Value Added Reseller
         Computer Corporation                                                                                     April 1, 1993
-------------------------------------------------------------------------------------------------------------------------------
 12.   CSI and Sybase Inc.                 Value Added Remarketer Agreement                                  September 30, 1994
-------------------------------------------------------------------------------------------------------------------------------
 13.   CSI and Adobe Systems Inc.          CPSI Technology Licensing Agreement                                     May 27, 1993
-------------------------------------------------------------------------------------------------------------------------------
 14.   CSI and Adobe Systems Inc.          License to replicate Acrobat software. This license was            November 22, 1993
                                           originally with CSL and transferred to CSI September 1, 1994.
-------------------------------------------------------------------------------------------------------------------------------
 15.   CSI and Andover Mills Realty        Lease for office space -- Five year term                                June 1, 1996
         Limited Partnership
-------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 3-10
                               FINANCIAL COVENANTS

1. LEVERAGE RATIO. The ratio of the Borrower's Debt (as defined herein) minus deferred revenue, to the Borrower's Tangible Net Worth (as defined herein) shall not at any time be greater than 2.0 to 1.0.

2. QUICK RATIO. The Borrower shall not permit the ratio computed by dividing (A) Liquid Assets (as defined herein), by (B) the Borrower's Current Liabilities (as defined herein) less deferred revenue, to be less than 1.25 to 1.0.

3. PROFIT/LOSSES. The Borrower shall be profitable on an annual (fiscal year) basis. The Borrower shall not: (a) have a quarterly loss, after taxes, of greater than ten percent (10.0%) of the Borrower's Tangible Net Worth, or (b) have two consecutive quarterly losses, after taxes.

4. CASH FLOW COVERAGE. The Borrower shall not permit the ratio computed by the Borrower's EBIT (as defined herein), plus amortization, plus depreciation, minus capital expenditures, minus cash taxes (all measured on a historical rolling four quarter basis), divided by the current portion of long term debt, plus the current portion of Capital Leases, to be less than 1.50 to 1.0, each as defined by GAAP.

                                  EXHIBIT 6-12

                                  DEFINITIONS

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "ACCEPTABLE ACCOUNTS": (a) Such of the Borrower's Accounts and Accounts
                  Receivable (as defined below) as arise in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower, which Accounts and Accounts Receivable have been determined by the Lender to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance.

                  (b) The following is a partial listing of those types of accounts or accounts receivable which are not Acceptable Accounts:

                           (i) Any which is more than 90 days past invoice date as shown on the agings of the Borrower's accounts receivable furnished the Lender from time to time (each of which agings shall be prepared in accordance with generally accepted auditing standards).

                           (ii) Any which, when aggregated with all of the accounts of that Account Debtor, exceeds 33% of the then aggregate of Acceptable Accounts.

                           (iii) Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

                           (iv) Any which arises out of any sale made on a basis other than upon terms usual to the business of the Borrower.

                           (v) Any which arises out of any sale made on a "bill and hold," dating, a pre-billed basis, or delayed shipping basis.

                           (vi) Any which is owed by any governmental entity, or any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia.

                           (vii)    Any which is owed by any Related Entity.

                           (viii)   Any as to which (and only to the extent
         that) the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback.

                           (ix)     Any which is evidenced by a promissory note.

                           (x) Any which is due and payable to the Borrower in more than thirty (30) days from invoice.

                           (xi) Any which is owed by any person employed by, or a salesperson of, the Borrower.

"ACCOUNTS" AND "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

"ACCOUNT DEBTOR": has the meaning given that term in the UCC.

"AFFILIATE": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

"AVAILABILITY": is defined in Section 1-1.

"ASSETS": is defined as any and all assets (including, without limitation, real estate, personal property and intangible property) owned by the Borrower, now or in the future.

"BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

"BORROWER": is defined in the Preamble.

"BUSINESS DAY": any day other than (a) a Saturday, Sunday; (b) a day on which the Lender is not open to the general public to conduct business; or
         (c) a day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business.

"CAPITAL LEASE": any lease which may be capitalized in accordance with GAAP.

"CHATTEL PAPER": has the meaning given that term in the UCC.

"COMPLIANCE CERTIFICATE": is defined in Section 3-10.

"CONTRACT RIGHTS": includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

"CONTROL": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other person, whether through ownership of voting securities, by contract, or otherwise.

"COSTS OF COLLECTION" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to collect the Liabilities, and/or the Lender's rights and remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, end at the Lender's option, commencing thirty (30) days after demand for payment thereof, may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

"COVENANT VIOLATION": is defined in Section 3-10.

"CURRENT LIABILITIES": the total of all indebtedness of the Borrower which properly maybe classified as current liabilities in accordance with GAAP.

"DEBT": the aggregate amount of indebtedness of the Borrower Which may be classified as "liabilities" in accordance with GAAP.

"DOCUMENTS": has the meaning given that term in the UCC.

"DOCUMENTS OF TITLE": has the meaning given that term in the UCC.

"EBIT": is defined as the Borrower's earnings before interest and taxes.

"ENCUMBRANCE": each of the following:

                  (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                  (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

"EQUIPMENT" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

"ERISA": the Employee Retirement Security Act of 1974, as amended.

"ERISA AFFILIATE": any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

"EVENTS OF DEFAULT": is defined in Article 4.

"FACILITY FEE": is defined in Section 1-7.

"FIXTURES": has the meaning given that term in the UCC.

"GAAP" OR "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP or Generally Accepted Accounting Principles is being made.

"GENERAL INTANGIBLES" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

"GOODS": has the meaning given that term in the UCC.

"INDEBTEDNESS": all indebtedness and obligations of or assumed by any Person:
         (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than currant trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any Letters of Credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of the Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

"INDEMNIFIED PERSON": is defined in Section 6-8.

"INSOLVENT": is where the Borrower's Debt is greater than the Borrower's
         Tangible Net Worth.

"INSTRUMENTS": has the meaning given that term in the UCC.

"INVENTORY" includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

"LEASE": any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

"LENDER": is defined in Preamble.

"LETTERS OF CREDIT": any letters of credit procured by the Lender for the account of the Borrower.

"LIABILITIES" includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                  (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                  (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender}, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, Indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                  (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                  (d) All interest, fees, and charges and other amounts which maybe charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                  (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and reasonable litigation costs and expenses).

                  (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

"LIQUID ASSETS": is defined as the Borrower's (i) cash and currency on hand and on deposit, demand deposits and checks held, plus (ii) short term, highly liquid investments made that are readily convertible to known amounts of cash, plus (iii) marketable securities, plus (iv) Acceptable Accounts.

"LOAN": is defined in Section 1-1.

"LOAN ACCOUNT": is defined as the outstanding Liabilities, at any time, arising out of the Revolving Credit.

"LOAN DOCUMENTS": the within Agreement, each instrument and document executed and/or delivered to the Lender in connection with the arrangements contemplated hereby, including, without limitation, the MLFA, if executed, as each may be amended from time to time.

"MASTER NOTE": is defined in Section 1-4.

"MLFA": is defined in Section 1-2.

"NET INCOME": is defined as the sum of gross cash receipts, less all operating costs (not including debt service costs, depreciation, or rent paid).

"NET WORTH": is defined as the difference between (i) the aggregate amount of the Borrower's assets; and (ii) the aggregate amount of all liabilities of the Borrower, each of which (assets, and liabilities) each as determined in accordance with GAAP.

"OFFICER'S CERTIFICATE": is defined in Section 3-8.

"PERSON": any natural person, and any corporation, trust, partnership, joint venture, or other enterprise or entity.

"PROCEEDS": shall mean "Proceeds" as defined in the UCC (defined below).

"RECEIPTS": all cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Assets.

"RELATED ENTITY": refers to (a) any Affiliate; and (b) any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a) (1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

"REQUIREMENT OF LAW": as to any Person: (a) (i) all statutes, rules, regulations, orders, or other requirements having the force of law and
         (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

"REVOLVING CREDIT": is defined in Section 1-1.

"SECURITIES": has the meaning given that term in the UCC.

"STATED AMOUNT: the maximum amount for which any Letters of Credit may be honored.

"SUBORDINATED DEBT": all Indebtedness of the Borrower to any Person other than the Lender, which Indebtedness is specifically subordinated to the Liabilities, and which Indebtedness is approved by the Lender in writing.

"TANGIBLE NET WORTH": is defined as Net Worth (as defined herein), less all General Intangibles (as defined herein).

"UCC": the Uniform Commercial Code as presently in effect in Massachusetts
         (Mass. Gen. Laws, Ch. 106).

                                                                       Exhibit B
                                                                       ---------

MASTER NOTE                                                    BANKBOSTON, N.A.

--------------------------------------------------------------------------------

Boston, Massachusetts                                 Date: August 8, 1997

         FOR VALUE RECEIVED, the undersigned, Cascade Systems Incorporated, a Delaware corporation with its principal executive offices at 300 Brickstone Square, Andover, Massachusetts, promises to pay to the order of BankBoston, N.A, a national banking association with an office at 100 Federal Street, Boston, Massachusetts, (hereinafter, with any subsequent holder, the "Lender") at an office of the Lender, the principal balance of loans and advances made by the Lender to the Borrower pursuant to a certain Loan Agreement of even date (as such may be amended hereafter), with interest at the rate and payable in the manner stated therein.

         The Lender's books and records concerning the Lender's loans and advances to the Borrower, the accural of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of Borrower's indebtedness to the Lender hereunder. The within Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of such loans advances.

         No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any occasion.
No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

         The Borrower will pay on demand all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender in the administration of all Liabilities and obligations of Lender, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender. The Borrower will also pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Lender's attorneys and all reasonable costs incurred by the Lender, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly related to the protection or enforcement of any of the Lender's rights against the Borrower.

         The Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.

         This Note shall be binding upon the Borrower and upon its successors, assigns, and representatives and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

         No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full.

         The Borrower authorizes the Lender to complete this Note if delivered incomplete in any respect.

         This Note is delivered to the Lender at one of its offices in Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The Borrower submits to the jurisdiction of the courts of The Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure its liabilities, obligations and indebtedness to the Lender under the Loan Agreement.

         The undersigned makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender, in the establishment and maintenance of the Lender's relationship with the Borrower contemplated by the within Note, is relying thereon. THE UNDERSIGNED, TO THE EXTENT ENTITLED THERETO, WAIVES ANY RIGHT OF THE UNDERSIGNED OR OF ANY GUARANTOR OR ENDORSER OF THE UNDERSIGNED OR OF ANY OTHER PERSON LIABLE TO THE Lender ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES UNDER THE LOAN AGREEMENT, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE Lender IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE Lender OR IN WHICH THE Lender IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE UNDERSIGNED, ANY SUCH PERSON, AND THE Lender.

         The Borroweries read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.

WITNESS                                      CASCADE SYSTEMS INCORPORTED
Signed in my Presence


/s/ Jamie Class                              By: /s/ Timothy M. Cunningham
--------------------------------                 -------------------------------

Print Name: Jamie Class                      Name: Timothy M. Cunningham
            --------------------                   -----------------------------

                                             Title: VP Finance & CFO & Treasurer
                                                    ----------------------------






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